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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we consent to the incorporation by reference of our report included in this Annual Report on Form 10-K for the year ended December 31, 2001 into Houston Exploration's previously filed Registration Statements on: (i) Form S-3, file number 333-78843 dated May 25, 1999; (ii) Form S-8, file number 333-36977 dated October 1, 1997; (iii) Form S-8, file number 333-47370 dated October 5, 2000; and (iv) Form S-8, file number 333-75264 dated December 17, 2001.


ARTHUR ANDERSEN LLP
New York, New York
February 4, 2002